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                                                                    EXHIBIT 21.1

Subsidiaries of Borders Group, Inc.

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SUBSIDIARY                                              STATE OF INCORPORATION
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
Borders, Inc.                                              Colorado
Borders Fulfillment, Inc.                                  Delaware
Borders Management, LLC                                    Michigan
Borders Online, LLC                                        Delaware
Borders Online, Inc.                                       Colorado
Borders Outlet, Inc.                                       Colorado
Borders Properties, Inc.                                   Delaware
Walden Book Company, Inc.                                  Colorado
Walden Online, Inc.                                        Colorado
Waldenbooks Properties, Inc.                               Delaware
Borders (UK) Limited
  formerly Books etc. Limited                              U.K.
Borders New Zealand Limited                                New Zealand
Borders PTE. Limited                                       Singapore
Borders Australia PTY, Limited                             Australia
BGI (UK) Limited                                           U.K.
BGP (UK) Limited                                           U.K.
Evermatch Limited                                          U.K.
Books Etc Properties Limited                               U.K.
Meridian Books Limited                                     U.K.
Borders Superstores (UK) Limited                           U.K.
Charing Cross Properties Limited                           U.K.
Borders Development, Inc.                                  Michigan
Borders Bookstore (M) SDN.BHD                              Malaysia
Borders Books Ireland Limited                              Ireland
Borders International Services, Inc.                       Michigan
Paperchase Products Limited                                U.K.
Paperchase Limited                                         U.K.
Paperchase Design Limited                                  U.K.
Planet Music, Inc.                                         North Carolina
The Library, Ltd.                                          Missouri
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